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                                                                    EXHIBIT 10.4

                              RSA PARTNERS I, L.P.
                        (A Delaware Limited Partnership)



                          LIMITED PARTNERSHIP AGREEMENT




IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF RSA PARTNERS I, L.P. AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THE LIMITED PARTNERSHIP INTERESTS REPRESENTED BY THIS LIMITED PARTNERSHIP AGREEMENT HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE LIMITED PARTNERSHIP INTERESTS REPRESENTED BY THIS LIMITED PARTNERSHIP AGREEMENT ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM AND WITH THE APPROVAL OF THE GENERAL PARTNER OF RSA PARTNERS I, L.P. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.
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                              RSA PARTNERS I, L.P.
                        (A Delaware Limited Partnership)



                          Limited Partnership Agreement



                                Table of Contents

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
1.    Firm Name; Registered Office and Agent.........................................................................1
2.    Purpose; Powers................................................................................................1
3.    General Partner................................................................................................2
4.    Limited Partners; Limited Liability; Non-Competition Covenant of Certain Limited Partners......................3
5.    Capital of the Partnership; Admission of Additional Limited Partners...........................................4
6.    Accounts.......................................................................................................7
7.    Allocations....................................................................................................9
8.    Distributions.................................................................................................13
9.    Valuations....................................................................................................16
10.   Term of Partnership; Dissolution..............................................................................18
11.   Retirement of a Class B or Class C Limited Partner............................................................19
12.   Liquidation of Partnership Interests..........................................................................23
13.   Limitation on Assignability of Partners' Interests............................................................25
14.   Withdrawal of Partnership Interests...........................................................................26
15.   Indemnification...............................................................................................26
16.   Fiscal Year; Records and Reports; Accounting Method; Organizational Expenses..................................27
17.   Amendment.....................................................................................................28
18.   General Provisions............................................................................................29
19.   Definitions...................................................................................................33


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         LIMITED PARTNERSHIP AGREEMENT ("Agreement"), dated as of this 10th day of April, 2001, by and among RSA Ventures, Inc., as general partner (the "General Partner"), the entity listed in Schedule A as the Class A limited partner (the "Class A Limited Partner"), the individuals listed in Schedule A as the Class B limited partners (such Class B limited partners and any additional or substituted Class B limited partners admitted to RSA Partners I, L.P., a Delaware limited partnership (the "Partnership"), after the date of this Agreement being referred to herein individually as a "Class B Limited Partner" and collectively as the "Class B Limited Partners"), and the individuals listed in Schedule A as the Class C limited partners (such Class C limited partners and any additional or substituted Class C limited partners admitted to the Partnership after the date of this Agreement being referred to herein individually as a "Class C Limited Partner" and collectively as the "Class C Limited Partners"). The Class A Limited Partner, the Class B Limited Partners and the Class C Limited Partners are sometimes referred to herein individually as a "Limited Partner" and collectively as the "Limited Partners". The General Partner, the Limited Partners and any Retired Limited Partners (as defined in Paragraph 11(e)) are sometimes referred to herein individually as a "Partner" and collectively as the "Partners".

         The Partners agree to form and carry on the Partnership subject to the terms of this Agreement in accordance with the provisions of the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act").

         1. Firm Name; Registered Office and Agent. The name of the Partnership is RSA Partners I, L.P. The initial address of the Partnership's registered office in Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, and its initial registered agent at such address for service of process is The Corporation Trust Company.

         2. Purpose; Powers. The purpose of the Partnership is to act as the general partner of RSA Ventures I, L.P. (the "Fund"), a Delaware limited partnership organized pursuant to a limited partnership agreement of even date herewith (as the same may be amended from time to time, the "Fund Agreement"), and otherwise to engage in any lawful act or activity ancillary to
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such purpose. The Partnership shall have all the powers available to it as a limited partnership under the laws of Delaware.

         3.       General Partner.

                  (a) The name, street and e-mail addresses and telecopy number of the General Partner, its commitment to contribute capital to the Partnership and its percentage interest for purposes of apportioning certain allocations and distributions of the Partnership (the "Percentage Interest") are set forth in Schedule A. Schedule A shall be amended from time to time to reflect any change in the General Partner's street or e-mail address or telecopy number, any additional commitment to contribute capital to the Partnership by the General Partner, any reduction or termination of the General Partner's commitment to make capital contributions to the Partnership, and any change in the General Partner's Percentage Interest.

                  (b) Subject to the provisions of this Agreement, the management, policies and control of the Partnership shall be vested exclusively in the General Partner. Limited Partners may, to the extent expressly provided in this Agreement, possess or exercise any of the powers, or have or act in any of the capacities, permitted under Section 17-303(b) of the Delaware Act.

                  (c) The General Partner shall execute and file with the appropriate public authorities the certificate of limited partnership of the Partnership and any amendments thereto (as the same may be amended from time to time, the "Certificate of Limited Partnership").

                  (d) The General Partner and its officers, directors, employees, stockholders, committee members, agents and controlling persons shall not be liable to the Partnership or any other Partner for any loss suffered by the Partnership or any other Partner unless the General Partner or such officer, director, employee, stockholder, committee member, agent or controlling person, as the case may be, did not act in good faith in the reasonable belief that his or its course of conduct was in, or not opposed to, the best interests of the Partnership or the Fund or acted in such a manner that constituted fraud, willful misconduct or gross negligence.

                  (e) The General Partner shall not cause or permit the Partnership to elect to be (i) excluded from the provisions of Subchapter K of the Internal Revenue Code of 1986, as


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amended (the "Code"), or (ii) treated as a corporation for United States federal income tax purposes. The General Partner shall cause the Partnership to make any election reasonably determined to be necessary or appropriate in order to ensure the treatment of the Partnership as a partnership for United States federal income tax purposes. The General Partner shall not take any action that would be inconsistent with the treatment of the Partnership as a partnership for United States federal income tax purposes and shall ensure that any tax returns to be filed by the Partnership shall be filed by it as a partnership for United States federal income tax purposes.

         4. Limited Partners; Limited Liability; Non-Competition Covenant of Certain Limited Partners.

                  (a) The names, street and e-mail addresses and telecopy numbers of the Limited Partners and the Retired Limited Partners (if any), their commitments to contribute capital to the Partnership and their Percentage Interests are set forth in Schedule A. Schedule A shall be amended from time to time to reflect any change in the street or e-mail address or telecopy number of a Limited Partner or Retired Limited Partner, any additional commitment to contribute capital to the Partnership by a Limited Partner or Retired Limited Partner, any reduction or termination of a Limited Partner's or Retired Limited Partner's commitment to make capital contributions to the Partnership, any change in a Limited Partner's or Retired Partner's Percentage Interest, the admission of an additional Limited Partner, the retirement of a Limited Partner, the withdrawal of a Limited Partner or Retired Limited Partner and the transfer of all or any part of the interest of a Limited Partner or Retired Limited Partner.

                  (b) The liability of each Limited Partner to the Partnership, in its capacity as such, shall be limited to (i) any unpaid capital contributions which he agreed to make to the Partnership, to the extent provided in Section 17-502(b) of the Delaware Act, (ii) any distribution which he is required to return to the Partnership pursuant to the Delaware Act, and (iii) any payments which he is required to make pursuant to Paragraph 12(h) hereof.

                  (c) With respect to each of Barry Rosenbaum, Fergal Mullen, David Clark, James Horn, Bradley H. Taylor and Charles R. Stuckey, Jr. only, for so long as such person is a


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Limited Partner and for a period of one year following the date such person becomes a Retired Limited Partner, such person shall not, without the General Partner's prior written consent, directly or indirectly, alone or as a partner, member, officer, director, employee, consultant or stockholder of any entity, participate in the formation or management of an investment partnership or other similar entity directly or indirectly sponsored, controlled, managed or owned in principal part by any Named Firm (as defined below) if such investment partnership or other similar entity competes directly with the Fund. For purposes of this Agreement, a "Named Firm" shall mean an entity which is listed as such by the General Partner in writing to the persons named in the first sentence of this Paragraph 4(c). The General Partner may amend such list of entities from time to time upon 30 days' prior written notice to the persons subject to this Paragraph 4(c). At no time shall the then current list of Named Firms exceed 20. The successors, assigns and affiliates of each entity that is listed as a Named Firm shall also be considered a Named Firm, but such entities shall not count as additional entities towards the 20 entity maximum. The provisions of this Paragraph 4(c) shall apply to the persons named in the first sentence above and to any additional Limited Partner who, at the time of admission to the Partnership as a Limited Partner, agrees in writing with the General Partner to be bound by such provisions.

         5.       Capital of the Partnership; Admission of Additional Limited
Partners.


                  (a) On the date of this Agreement, each of the Partners shall contribute to the Partnership such amount as is necessary for the Partnership to meet its subscription obligations to the Fund. The amount set forth opposite each Partner's name under the column marked "Subscription" in Schedule A shall be referred to as such Partner's "Subscription". In addition, each of the Partners shall from time to time contribute to the capital of the Partnership at such time or times as the General Partner may determine the amounts necessary to increase the aggregate amount of his contributions to the Partnership to an amount equal to, but not in excess of, his Subscription. Not less than five days' prior written notice shall be given to each Partner as to the date for each capital contribution. The amount of capital required to be contributed by


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each Partner on each occasion of a capital contribution shall be computed by the
General Partner so that each Partner contributes that portion of the aggregate capital contributions to be made by all Partners at such time which such Partner's Subscription bears to the total Subscriptions of all Partners. All capital contributions shall be made in cash. Notwithstanding anything to the contrary contained in this Agreement, the General Partner may at any time and by written notice to the Partners, reduce on a pro-rata basis or terminate all outstanding commitments of the Partners to make further capital contributions to the Partnership with respect to their Subscriptions and, upon the giving of such notice, the obligation of the Partners to make additional capital contributions with respect to their Subscriptions shall be so reduced or terminated, as the case may be, and the amount of each Partner's Subscription shall be reduced accordingly.

                  (b) If a Class B Limited Partner, Class C Limited Partner or Retired Limited Partner does not make in full a capital contribution required by Paragraph 5(a) when due, notice of default shall be given to him by the General Partner by personal delivery or certified or registered mail. If the full amount of such contribution is not received by the Partnership within 20 days after the mailing of such notice, as liquidated and agreed current damages for such default (it being agreed that it would be difficult to fix the actual damages), each of such defaulting Partner's Contributions Account and Capital Account established pursuant to Paragraph 6 shall be reduced by an amount equal to 75% of each such account at the time of such default, each of which 75% amount shall thereupon be allocated, in the case of the Contributions Account amount, pro rata to and among the respective Contributions Accounts of the non-defaulting Partners in such proportion as the Contributions Account of each such non-defaulting Partner then bears to the sum of the Contributions Accounts of all non-defaulting Partners, and, in the case of the Capital Account amount, pro rata to and among the respective Capital Accounts of the non-defaulting Partners in such proportion as the Capital Account of each such non-defaulting Partner then bears to the sum of the Capital Accounts of all non-defaulting Partners, and such defaulting Partner's Percentage Interest shall be reduced by an amount equal to 75% of


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such Percentage Interest at the time of such default, with the amount by which such Percentage Interest is reduced being allocated to the Class A Limited Partner.

         In addition, if the aforesaid liquidated damages provisions have been applied with respect to a defaulting Class B Limited Partner, Class C Limited Partner or Retired Limited Partner, such Partner shall irrevocably lose his right to vote upon or take any other action on any matter to which such Partner would otherwise be entitled under this Agreement.

         The application of the aforesaid liquidated damages provisions with respect to any defaulting Partner shall not relieve such Partner of his obligation to make any subsequent required capital contribution when due or relieve such Partner from the application of the aforesaid liquidated damages provisions as to any subsequent required capital contribution if he defaults with respect thereto.

         If the General Partner or the Class A Limited Partner defaults with respect to any required capital contribution, the Partnership shall seek specific performance of such defaulting Partner's obligation to make such capital contribution and/or such other monetary and other damages as may be available at law or in equity.

                  (c) The General Partner is authorized to select and admit additional parties as Class B or Class C Limited Partners at any time upon the approval of (i) the Class A Limited Partner and (ii) holders of a majority in interest of the Class B Limited Partners; provided, however, that if the Percentage Interest of an additional Class B or Class C Limited Partner is allocated solely from the Percentage Interest of the Class A Limited Partner, such party may become an additional Class B or Class C Limited Partner without any approval of the Class B or Class C Limited Partners. The terms of such admissions of additional Class B and Class C Limited Partners (including their Subscriptions and Percentage Interests) shall be fixed by the General Partner, acting in accordance with the terms and provisions of this Agreement, at the time of admission.

                  (d) Each person who is to be admitted as an additional Class B or Class C Limited Partner shall execute, together with the General Partner, an amendment to this


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Agreement providing for such admission. The admission of additional Class B and
Class C Limited Partners to the Partnership shall be effective upon the date specified therefor in the amendment providing for such admission. Such amendment shall set forth the Subscription and Percentage Interest of such additional Class B or Class C Limited Partner, provided that in no event shall the aggregate Percentage Interests of the Partners exceed 100%.

                  (e) Each person who is to be admitted to the Partnership as an additional Class B or Class C Limited Partner shall make a capital contribution to the Partnership on the date of his admission in an amount equal to the same percentage of his Subscription as is equal to the percentage of the other Partners' Subscriptions which they have been required to contribute on or before that date. Notwithstanding anything to the contrary herein, if an additional Class B or Class C Limited Partner is admitted to the Partnership, the amount of his Percentage Interest shall first be allocated solely out of the Percentage Interest of the Class A Limited Partner, but only to the extent of any Percentage Interest previously reallocated (and not subsequently reallocated to an additional Class B or Class C Limited Partner under this paragraph) to the Class A Limited Partner from a Retired Limited Partner pursuant to Paragraph 11(e) or from a defaulting Partner pursuant to Paragraph 5(b), in which case the Percentage Interest of the Class A Limited Partner shall be reduced by the amount of the Percentage Interest reallocated to the additional Class B or Class C Limited Partner. To the extent that the Percentage Interest allocated to the newly admitted Class B or Class C Limited Partner is not allocated solely from the Class A Limited Partner's Percentage Interest, each Partner's Percentage Interest shall be reduced on a pro rata basis (determined in accordance with their preexisting Percentage Interests after adjusting for any allocation solely from the Class A Limited Partner), so that the total of such reductions equals such excess Percentage Interest allocated to such newly admitted Class B or Class C Limited Partner.

         6.       Accounts.

                  (a) There shall be established on the books of the Partnership a capital contributions account ("Contributions Account") for each Partner which shall consist of (i) all


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capital contributions made by such Partner to the Partnership pursuant to
Paragraph 5(a) and any amounts from time to time added to the Contributions Account of such Partner pursuant to Paragraph 5(b) and (ii) decreased by all amounts from time to time subtracted from the Contributions Account of such Partner pursuant to Paragraph 5(b).

                  (b) There shall also be established on the books of the Partnership a capital account ("Capital Account") for each Partner which shall consist of (i) (A) all capital contributions made by such Partner to the Partnership pursuant to Paragraph 5(a), (B) any amounts from time to time added to the Capital Account of such Partner pursuant to Paragraph 5(b) and (C) all amounts from time to time added to the Capital Account of such Partner pursuant to Paragraph 7, and (ii) decreased by (A) any distributions to such Partner and
(B) any amounts from time to time subtracted from the Capital Account of such Partner pursuant to Paragraph 5(b) or 7.

                  (c) If a Partner holds more than one class of interest in the Partnership (e.g., as both a General Partner and a Limited Partner), such Partner shall have only one Capital Account for purposes of the provisions of Paragraph 7(e) and the liquidating distribution provisions of Paragraph 12, although separate sub-accounts may be maintained with respect to each class of interest so held for all other purposes of this Agreement.

                  (d) For purposes of maintaining and determining Capital Accounts when Partnership property is distributed to any Partner in kind, (i) the Partnership shall treat such property as if it had been sold for its fair market value on the date of distribution as determined in accordance with Paragraph 9; (ii) any gain or loss deemed to have been realized by the Partnership on such distribution shall be allocated to the Capital Accounts of the Partners pursuant to Paragraph 7(c); and (iii) the Capital Account of any Partner receiving a distribution of Partnership property shall be reduced by the fair market value of the property so received, net of any liabilities secured by such distributed property that such Partner is considered to assume or take subject to under Section 752 of the Code.


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         7.       Allocations.

                  (a) Partnership income, gain or loss shall be allocated to the Capital Accounts of the Partners in accordance with this Paragraph 7. The Partners intend generally that, with respect to amounts allocable to the Partnership by the Fund pursuant to the Fund Agreement, (A) all such amounts that are attributable to the Partnership's capital contributions to the Fund shall be shared among the Partners in proportion to their respective Contributions Accounts, and (B) all remaining amounts shall be shared among the Partners in proportion to their respective Percentage Interests. The Partners intend generally that, with respect to Partnership Net Realized Gain or Loss and Deemed Gain or Loss (each as defined below) allocable to the Partners pursuant to this Agreement, all such amounts shall be shared among the Partners in proportion to their respective Contributions Accounts. For purposes of this
Agreement:

                           (1) "Partnership Net Realized Gain or Loss" for a calendar year means the sum of the Partnership's (i) net gain or loss realized from the sale or exchange of capital assets and (ii) income, gain, loss or expense (and, in the case of organizational expenses, only that portion allocable to such year for tax accounting purposes pursuant to Paragraph 16(e)) not included in clause (i), including any income which is exempt from federal income tax and any expense properly chargeable to the Partnership for such year, whether deductible or non-deductible, and whether described in Section 705(a)(2)(B) of the Code or treated as so described pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i). Unrealized gain or loss, including Deemed Gain or Loss, shall not be taken into account for these purposes.

                           (2) "Fund Net Realized Gain or Loss" for a calendar year means the "adjusted net realized gain or loss" (as defined in the Fund Agreement) of the Fund allocated to the Partnership in its capacity as the general partner of the Fund with respect to such year.

                           (3) "Deemed Gain or Loss" means, in the case of the distribution of Partnership assets (other than cash) to Partners, the


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         difference between the fair market value of such assets (net of any liabilities secured by such distributed assets that the distributees are considered to assume or take subject to under Section 752 of the
         Code) and the cost of such assets, determined in each case at the time of such distribution.

                           (4) Unless the context requires otherwise, the "cost" of Partnership assets shall mean the Partnership's adjusted tax basis of such assets for federal income tax purposes, provided that, if the Partnership has made an election under Section 754 of the Code, such tax basis shall be determined after giving effect to adjustments made under Section 734 of the Code but without regard to adjustments made under Section 743 of the Code; provided, however, that in the case of a distribution by the Partnership of securities of entities in which the Fund may invest (collectively, "Fund Portfolio Companies" and individually, a "Fund Portfolio Company") previously received by the Partnership as a distribution from the Fund, the assumed cost of such securities shall be the fair market value of such assets at the time the Partnership received the distribution from the Fund.

                           (5) "Restoration Amount" means with respect to any Partner and at any time, the sum of (a) the amount of such Partner's Subscription that such Partner has not contributed in cash to the Partnership as of such time, and (b) the aggregate amount of distributions such Partner has received from the Partnership as of such time.

                  (b) The Partnership Net Realized Gain or Loss for each calendar year shall be allocated to and among the Partners' Capital Accounts in proportion to the balances in their respective Contributions Accounts at the end of such year.

                  (c) Any Deemed Gain or Loss resulting from a distribution of Partnership assets in kind to the Partners shall be allocated to and among the Partners' Capital Accounts at the time such distribution is made on the same basis as an equivalent amount of Partnership Net Realized Gain or Loss would be allocated pursuant to Paragraph 7(b) for a hypothetical calendar year ending immediately prior to such distribution. For this purpose, there shall be taken into account Deemed Gain or Loss from distributions previously made during the calendar year, but


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
there shall not be taken into account other items of Partnership income, gain, loss or deduction realized or incurred since the end of the prior year (such items being taken into account and allocated to Partners' Capital Accounts as Partnership Net Realized Gain or Loss only at the end of the year). An allocation made to Partners' Capital Accounts pursuant to this Paragraph 7(c) shall be deemed to have occurred immediately prior to such distribution for purposes of Paragraph 8(c).

                  (d) (1) Any Fund Net Realized Gain or Loss, and any of the Partnership's allocable share of any gain or loss deemed to have been realized by the Fund upon the distribution by the Fund to its partners of securities of Fund Portfolio Companies ("Fund Deemed Gain or Loss") shall be allocated to and among the Capital Accounts of the Partners as follows:

                           (i) to all Partners in proportion to their
Contributions Accounts, to the extent that such Fund Net Realized Gain or Loss and any Fund Deemed Gain or Loss is attributable to the Partnership's capital contributions to the Fund (rather than to its 20% "carried interest" in the Fund's cumulative net profits); and

                           (ii) to all Partners in proportion to their
respective Percentage Interests, to the extent that such Fund Net Realized Gain or Loss and any Fund Deemed Gain or Loss is attributable to the Partnership's 20% "carried interest" in the Fund's cumulative net profits (rather than to its capital contributions to the Fund).

                  (d) (2) Subject to the terms of subparagraphs (e), (f) and (h) of this Paragraph 7, Fund Deemed Gain or Loss shall be allocated to and among the Capital Accounts of the Partners at the time such distribution is made by the Fund on the same basis as an equivalent amount of Fund Net Realized Gain or Loss would be allocated pursuant to Paragraph 7(d)(1) for a hypothetical calendar year ending immediately prior to such distribution.

                  (e) (1) If and to the extent that any allocation of Partnership Net Realized Loss, Fund Net Realized Loss, Deemed Loss or Fund Deemed Loss (or portion thereof) to any Partner would cause such Partner's Capital Account to be negative by an amount which exceeds such Partner's Restoration Amount or would further reduce a balance in such Partner's Capital

Account that is already negative by an amount which exceeds such Partner's Restoration Amount, then such loss (or portion thereof) shall be allocated (A) first to the Capital Accounts of the other Partners in proportion to the positive balances in their respective Capital Accounts until such Capital Accounts are reduced to zero, (B) then to the Capital Accounts of Partners with Restoration Amounts, in proportion to their respective Restoration Amounts, until each Partner's Capital Account is negative by an amount equal to such Partner's Restoration Amount, and (C) any remaining loss shall be allocated to the Capital Account of the General Partner.

                  (e) (2) If any Partner unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), there shall be allocated to such Partner items of income and gain (consisting of a pro rata portion of each item of Partnership income, including gross income, and gain for such calendar year) in an amount and manner sufficient to eliminate such Partner's deficit Capital Account balance, to the extent required by Treasury Regulation Section 1.704-1(b)(2)(ii)(d), as quickly as possible. The foregoing sentence is intended to constitute a "qualified income offset" provision as described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d), and shall be interpreted and applied in all respects in accordance with that Section.

                  (e) (3) The allocations set forth in Paragraph 7(e)(1) and (2) hereof (the "Regulatory Allocations") are intended to comply with certain requirements of Treasury Regulation Section 1.704-1(b). Notwithstanding any other provisions of this Paragraph 7 (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating other Partnership Net Realized Gain or Loss, Fund Net Realized Gain or Loss, Deemed Gain or Loss, Fund Deemed Gain or Loss, and items of income, gain, loss and deduction among the Partners so that, to the extent possible, each Partner shall have a Capital Account balance which is equal to what such balance (as so adjusted) would have been if the Regulatory Allocations had not occurred.

                  (f) Notwithstanding the foregoing, with respect to any calendar year during which any Partner's interest in the Partnership changes by reason of the admission of a Partner, the withdrawal of a Partner, a non-pro-rata contribution of capital to the Partnership, a redetermination of Percentage Interest or any other event described in Section 706(d)(1) of the Code and regulations issued thereunder, allocations of Partnership Net Realized Gain or Loss, Fund Net Realized Gain or Loss, Deemed Gain or Loss and Fund Deemed Gain or Loss made pursuant to this Paragraph 7 shall be adjusted appropriately to take into account the varying interests of the Partners in the Partnership during such year. The Tax Matters Partner (as defined in Paragraph 18(i)) shall consult with the Partnership's accountants and shall select the method of making such adjustments, which method shall be used consistently thereafter.

                  (g) For federal, state and local income tax purposes, Partnership income, gain, loss, deduction or credit (or any item thereof) for each fiscal year shall be allocated to and among the Partners in order to reflect the allocation of Partnership Net Realized Gain or Loss, Fund Net Realized Gain or Loss, Deemed Gain or Loss and Fund Deemed Gain or Loss pursuant to the provisions of this Paragraph 7 for such fiscal year (other than allocations of items which are not deductible or are excluded from taxable income), taking into account any variation between the adjusted tax basis and book value of Partnership property in accordance with the principles of Section 704(c) of the Code.

         8.       Distributions.

                  (a) (i) Except as otherwise provided herein, the Partnership shall distribute to each Partner in cash, with respect to each calendar year, either during such year or within 90 days thereafter, an amount (a "Partnership Tax Distribution") equal to the aggregate United States federal and state income tax liability such Partner would have incurred as a result of such Partner's ownership of an interest in the Partnership, determined:

                                    (A) as if such Partner were (1) subject to
                  tax as a resident or domiciliary of the State of California or the Commonwealth of Massachusetts, whichever imposes the greater amount of tax, and (2) subject to tax on all taxable income and gains allocated to such Partner by the Partnership with respect to such fiscal year (net of all items of deductible loss or expense so allocated but excluding expenses otherwise deductible by a natural person only under Section 212 of the Code) at the highest marginal rates provided for with respect to natural persons (or, if higher, with respect to taxable corporations) under applicable federal and California or Massachusetts (as the case may be) state income tax laws (taking into account, in determining federal taxable income, any allowable deduction for California or Massachusetts (as the case may be) state income taxes), as determined from time to time by the General Partner after consulting with accountants to the Partnership and calculated with respect to the character of items of income, gain, loss, deduction and credit at the Partnership level;

                                    (B) as if all allocations to such Partner of
                  Partnership capital losses for prior years (to the extent not offset, to the maximum extent permitted under applicable law, against allocations to such Partner of Partnership capital gains for such prior years) had been carried forward by such Partner and applied to reduce, to the maximum extent permitted under applicable law, such Partner's tax liability with respect to Partnership capital gains allocated to such Partner in such year; and

                                    (C) except as provided in the preceding
                  clause (B), without regard to the carryover of items of loss, deduction and expense previously allocated by the Partnership to such Partner.

                           (ii) Notwithstanding the foregoing: (A) the aggregate amount of Partnership Tax Distributions that otherwise would be made pursuant to this Paragraph 8(a) may be reduced or not made with respect to any calendar year to the extent determined by the General Partner in its sole discretion, provided that, subject to clause (B) of this sentence, if the Partnership receives a cash distribution from the Fund pursuant to Paragraph 9(a) of the Fund Agreement, the amount so received shall be used by the Partnership to make Partnership Tax Distributions on a pro rata basis based on the amount of additional Partnership Tax Distributions with respect to such calendar year to which each Partner is entitled at the time such distribution is made (taking into account any prior Partnership Tax Distributions with respect to such calendar year and clause (B) of this sentence), and (B) Partnership Tax Distributions that otherwise would be made to any Partner with respect to any calendar year pursuant to this Paragraph 8(a) shall be reduced by the amount of any other cash distributions made by the Partnership to such Partner during such calendar year, provided, however, that for purposes of this clause (B) any Partnership Tax Distribution made within 90 days after the beginning of any calendar year with respect to a prior year shall not reduce the amount of Partnership Tax Distributions to which a Partner is entitled for the calendar year in which it was made.

                           (iii) The Partnership may make Partnership Tax Distributions to the Partners during any calendar year to enable them to satisfy their liability to make estimated tax payments with respect to such calendar year or the preceding calendar year based on calculations of the Partners' estimated tax liability made pursuant to Paragraph 8(a)(i) as of such dates as the General Partner in its sole discretion may determine.

                           (iv) Any amounts paid by the Fund to the Partnership pursuant to Paragraph 9(a) of the Fund Agreement and treated by the Fund as advances rather than distributions as provided therein shall similarly be treated as advances if and when paid over by the Partnership to the Partners. Each Partner who receives any such advance shall return such advance (or the appropriate portion thereof) to the Partnership promptly upon the General Partner's written demand therefor, and the General Partner shall promptly remit to the Fund the amounts so returned. Advances and returns thereof shall be accounted for by the Partnership in a manner similar to that required under Paragraph 9(a) of the Fund Agreement.

                  (b) The Partnership may, at the discretion of the General Partner, make such additional distributions of Partnership assets (in cash or in kind) to the Partners as it deems appropriate. Notwithstanding the foregoing, no distribution shall be made to any Partner if, and to the extent that, such distribution would not be permitted under Section 17-607(a) of the

Delaware Act. Each Partner, by becoming a Partner, consents to any distribution hereafter made or omitted to be made to the Partners in accordance with this Paragraph 8.

                  (c) Any asset distributed by the Partnership in kind shall be deemed (as provided in Paragraph 6(d)) to have been sold by the Partnership as of the date of distribution at its fair market value, and any Deemed Gain or Loss with respect to such distribution shall be allocated at the time of such distribution in the manner provided in Paragraph 7(c). To the extent feasible, each class of securities to be distributed in kind shall be apportioned among the Partners in proportion to each of their respective shares of the proposed distribution, except to the extent a disproportionate distribution of such securities is necessary in order to avoid distributing fractional shares. For purposes of the preceding sentence, each lot of stock or other securities having a separately identifiable tax basis or holding period shall be treated as a separate class of securities. The valuation of assets distributed in kind shall be made in the manner provided in Paragraph 9.

                  (d) Each distribution (other than Partnership Tax Distributions) shall be made first to the Partners having positive Capital Account balances in proportion to such Partners' respective Capital Accounts up to the amounts of such Capital Accounts, and then to and among all Partners in proportion to their respective Percentage Interests.

         9.       Valuations.

                  (a) Whenever valuation of Partnership assets or net assets is required by this Agreement, the General Partner shall determine the fair market value thereof in good faith.

                  (b) For the purpose of determining the fair market value of any security owned by the Partnership which is freely tradeable (as defined in Paragraph 9(c)), the "last reported" trade price or sale price of such security on any trading day shall be deemed to be: (i) for securities traded primarily on the New York Stock Exchange, the American Stock Exchange or Nasdaq, the last reported trade price or sale price, as the case may be, as of 4:00 p.m., New York time, on that day; and (ii) for securities listed or traded on other exchanges, markets and systems, the market price as of the end of the "regular hours" trading period that is generally accepted as such for such exchange, market or system. Notwithstanding the foregoing, if after the date of this Agreement, the benchmark times generally accepted in the securities industry for determining the market price of a stock as of a given trading day shall change from those set forth above, the fair market value shall be determined as of such other generally accepted benchmark times. The fair market value of each other security of the Partnership shall be deemed to be the fair market value of such security as last determined by the Fund pursuant to the Fund Agreement, provided that (i) the same security was held by the Fund at the time of such determination by the Fund, (ii) such determination was made by the Fund within the three-month period prior to the date of determination of fair market value under this Paragraph 9 and (iii) no events which would materially alter such Fund determination have occurred since the date thereof. If any condition set forth in the preceding sentence is not met, the determination of the fair market value of such security shall instead be based upon all relevant factors, including, without limitation, such of the following factors as may be relevant: current financial position and current and historical operating results of the issuer; sales prices of recent public or private transactions in the same or similar securities, including transactions on any securities exchange on which such securities are listed or in the over-the-counter market; general level of interest rates; recent trading volume of the security; restrictions on transfer, including the Partnership's right, if any, to require registration of its securities by the issuer under the securities laws; significant recent events affecting the issuer, including pending mergers, acquisitions and sales of securities; the price paid by the Partnership or the Fund to acquire the security; and all other factors affecting value. The determination of the fair market value of any non-security asset of the Partnership shall be based upon all factors which the General Partner in good faith deems relevant. In making any determination of the fair market value of the assets of the Partnership, no allowance of any kind shall be made for good will or the name of the Partnership or of the General Partner, the Partnership's office records, files and statistical data or any intangible assets of the Partnership.

                  (c) For purposes of this Agreement, a security shall be deemed to be "freely tradeable" if (i) the Partnership's entire holding of such security can be immediately sold by the Partnership to the general public without the necessity of any federal, state or local government consent, approval or filing (other than any notice filings of the type required pursuant to Rule 144(h) under the Securities Act of 1933, as amended (the "Securities Act")) or any consent, approval or release of any other person, and (ii) such security is either listed on a national securities exchange or carried on Nasdaq and market quotations are readily available therefor. Notwithstanding the foregoing, in the case of a distribution of securities to the Partners, a security shall be deemed to be "freely tradeable" if the entire portion of such distribution made to the Limited Partners can be immediately sold by them under the terms provided for in clause (i) of the preceding sentence and the condition provided for in clause (ii) of the preceding sentence is satisfied, assuming for purposes of this sentence that no Limited Partner is an affiliate of the issuer of such security.

                  (d) The Partnership's name and good will shall, as among the Partners, be deemed to have no value and shall belong to the Partnership or any successor thereof, and no Partner shall have any right or claim individually to the use thereof. Upon the termination of the Partnership, the goodwill associated with the Partnership's name and the right to use the name shall be assigned to the General Partner.

                  (e) Notwithstanding Paragraphs 9(a) and 9(b), in the event securities are distributed in kind by the Partnership within 30 days following receipt thereof from the Fund, the fair market value of such securities shall be deemed to be the same value as that determined by the Fund pursuant to the Fund Agreement, including Paragraph 9(d) thereof, at the time of distribution to the Partnership.

         10.      Term of Partnership; Dissolution.

                  (a) The Partnership shall continue until December 31, 2020, unless sooner dissolved as provided in Paragraph 10(b) or (c) or by operation of law.

                  (b) The Partnership shall be dissolved in the event of the occurrence of an event of withdrawal (as specified in Section 17-402(a) of the Delaware Act) with respect to the General Partner.

                  (c) The General Partner may dissolve the Partnership at any time upon written notice of such dissolution to the Partners and, if liquidation of the Fund has not been completed, to the partners of the Fund.

         11.      Retirement of a Class B or Class C Limited Partner.

                  (a) A Class B or Class C Limited Partner may retire from the Partnership at any time upon written notice to the General Partner. However, if a Class B Limited Partner retires (i) because of (A) a material involuntary diminution in his duties as an officer or employee of RSA Security Inc., a Delaware corporation ("RSA"), or any affiliate thereof, (B) a material involuntary decrease in his "compensation package" as an officer or employee of RSA or any affiliate thereof, or (C) a requirement by RSA or any affiliate thereof to change, without his consent, the location of his principal place of employment with RSA or such affiliate to somewhere other than (1) the San Diego, California area, in the case of Barry Rosenbaum, (2) the greater Boston, Massachusetts area, in the case of Charles R. Stuckey, Jr., (3) the Silicon Valley, California area, in the case of David Clark or (4) the Geneva, Switzerland area, in the case of Fergal Mullen (it being understood that each Class B Limited Partner's duties may require occasional travel to Massachusetts), (ii) after he has provided at least 30 days prior written notice to the General Partner of the occurrence of an event specified in clause (A),
(B) or (C) of this sentence, and (iii) the General Partner has failed, within 30 days of receiving such notice, to cure the occurrence of such event, then such retirement shall be deemed to have occurred for "Good Reason". The term "compensation package", as used in the immediately preceding sentence, shall mean such Class B Limited Partner's total compensation excluding (i) any amounts payable to him under this Agreement, (ii) the value of any benefits as to which he participates other than on a basis generally consistent with other covered members of his applicable group, and (iii) any bonus or other incentive amounts payable to him in accordance with his achievement of specified objectives, unless, notwithstanding the foregoing, if he fully met all of such objectives (as determined by RSA in its sole discretion) he would receive at least the aggregate bonus and incentive payments he would have received in each prior period.

                  (b) The General Partner may retire a Class B or Class C Limited Partner from the Partnership at any time for any reason or no reason upon written notice to such Class B or Class C Limited Partner.

                  (c) Except as otherwise set forth in this Paragraph 11(c), if the General Partner has retired a Class B Limited Partner pursuant to Paragraph 11(b) because such Class B Limited Partner (i) has, after written notice, continued to materially fail to devote such time as may be reasonably required to attend to, or continued to be grossly negligent in the performance of, his duties (A) as a director, officer, employee or member of a committee of the General Partner, RSA or an affiliate thereof, or (B) with respect to the Fund,
(ii) has committed an act of fraud, embezzlement or misappropriation against the Fund, the Partnership, the General Partner, RSA or any affiliate thereof, (iii) has committed a felony involving moral turpitude, or (iv) has committed a material breach of a material provision of this Agreement which is incapable of being cured or, if capable of being cured, remains uncured after 30 days' written notice of such breach from the General Partner, then such Class B Limited Partner shall be deemed to have retired for "Cause". Notwithstanding the foregoing, with respect to David Clark and Fergal Mullen only, if the General Partner seeks to retire either such person pursuant to Paragraph 11(b) because of a failure of such person to comply with the terms of Paragraph 11(c)(i) or a violation of Paragraph 11(c)(iv), as the case may be, the General Partner shall provide written notice to such person stating the failure of such person to comply with Paragraph 11(c)(i) or the violation of Paragraph 11(c)(iv). Such person shall then have 60 days from receipt thereof to cure such failure or violation. Upon expiration of such 60 day period, if the General Partner makes a good faith finding that such person has not cured such failure or violation to the General Partner's reasonable satisfaction, then such person shall be deemed to have retired as a Class B Limited Partner for "Cause" on the 30th day following the expiration of such 60 day period.

                  (d) In the event of the occurrence with respect to a Class B or Class C Limited Partner of an event described in Section 17-402(a)(4), (5) or
(6) of the Delaware Act, such Class B or Class C Limited Partner shall thereupon be deemed to have retired from the Partnership as of the date thereof.

                  (e) In the event of the retirement of a Class B or Class C Limited Partner (or, if applicable, his personal representative, estate, receiver or other successor in interest), he shall cease to be a Class B or Class C Limited Partner, as the case may be, but shall remain as a retired limited partner (a "Retired Limited Partner") and such former Class B or Class C Limited Partner's interest in the Partnership shall be automatically converted into a Retired Limited Partner's interest subject to the following conditions:

                           (i) Any Retired Limited Partner shall be bound by the terms of this Agreement and all amendments hereto and by all actions taken by the other Partners (including, without limitation, his obligation to make capital contributions to the Partnership up to the amount of his Subscription pursuant to Paragraph 5, except as otherwise provided in this Paragraph 11(e), and his obligation to make certain payments to the Partnership pursuant to Paragraph 12(h));

                           (ii) A Retired Limited Partner's Percentage Interest as in effect immediately prior to his retirement shall be reduced to a percentage thereof as is set forth in the applicable column below opposite the date of his designation as a Retired Limited Partner:

                                                                     Percentage of Percentage Interest
                                                                    retained by Retired Limited Partner
               If the designation as a Retired                        pursuant to this Paragraph 11(e)
                   Limited Partner occurs
-------------------------------------------------------------       -------------------------------------------
before the last day of the first full calendar quarter                            0%
beginning after the date his employment commenced with RSA
or any of its affiliates (which date shall be deemed to be
May 1, 2000 for any person employed by RSA or any such
affiliate prior to May 1, 2000)

on the last day of the first full calendar quarter                  6.25% per calendar
beginning quarter after the date his employment commenced
with RSA or any of its affiliates (which date shall be
deemed to be May 1, 2000 for any person employed by RSA or
any such affiliate prior to May 1, 2000) and of each of
the next succeeding 11 calendar quarters

on the last day of each calendar quarter thereafter for the         an additional 1.25% per calendar
next 20 calendar quarters                                           quarter

         Notwithstanding anything to the contrary herein, if the General Partner retires a Class B Limited Partner without Cause pursuant to Paragraph 11(b), or if a Class B Limited Partner retires pursuant to Paragraph 11(a) for Good Reason, the percentage of such Class B Limited Partner's Percentage Interest which shall be retained by him as a Retired Limited Partner pursuant to the table above in this Paragraph 11(e) shall be increased by 25 percentage points (up to a maximum of 100%). For purposes of clarification, no such corresponding adjustment shall be made in the case of Class C Limited Partner.

         Furthermore, notwithstanding anything to the contrary herein, if at any time following the occurrence of a Change in Control (as defined in Paragraph 19(b)) of RSA, a Class B Limited Partner (i) is retired by the General Partner without Cause pursuant to Paragraph 11(b), or (ii) retires pursuant to Paragraph 11(a) for Good Reason, then the percentage of such Class B Limited Partner's Percentage Interest retained by him as a Retired Limited Partner shall be 100%. For purposes of clarification, no such corresponding adjustment shall be made in the case of Class C Limited Partner.

         That portion of a Retired Limited Partner's Percentage Interest that is not retained by him in his capacity as a Retired Limited Partner shall be reallocated to the Percentage Interest of the Class A Limited Partner.

         A Retired Limited Partner's right and obligation after the date of retirement to make the balance of his capital contributions to the Partnership, up to the amount of his Subscription pursuant to Paragraph 5(a), shall be assumed by the Class A Limited Partner, except that such Retired Limited Partner shall continue to have the right and be obligated to make capital contributions to the Partnership if, and to the extent that, the product of (i) such Retired Limited Partner's Percentage Interest retained by him pursuant to this Paragraph 11(e) and (ii) his Subscription as it existed immediately prior to his retirement, exceeds his Contributions Account.

         Schedule A to this Agreement shall be revised to reflect any reallocations pursuant to this Paragraph 11(e). The General Partner shall adjust appropriately the amount of capital required to be contributed by each Partner on each occasion of an additional capital contribution to take account of any reallocations pursuant to this Paragraph 11(e).

         12.      Liquidation of Partnership Interests.

                  (a) At dissolution, the Partnership shall be liquidated in an orderly manner. The General Partner shall be the liquidator to wind up the affairs of the Partnership pursuant to this Agreement, provided that if there shall be no General Partner, a plurality in interest of the Limited Partners may appoint one or more liquidators to act as the liquidator(s) in carrying out such liquidation. Any such liquidator, other than the General Partner, shall be a "liquidating trustee" within the meaning of Section 17-101(9) of the Delaware Act.

                  (b) During the liquidation period, profits and losses shall continue to be allocated to and among the Partners in the same proportions and in the same manner as allocations pursuant to Paragraph 7.

                  (c) The liquidator(s) shall pay or provide for the Partnership's liabilities and obligations to creditors. The remaining assets shall then be distributed among the Partners in cash or in kind in accordance with the positive balances in their respective Capital Accounts.

                  (d) In performing their duties, the liquidator(s) are authorized to sell, exchange or otherwise dispose of the assets of the Partnership in such reasonable manner as the liquidator(s) shall determine to be in the best interest of the Partners.

                  (e) The expenses incurred by the liquidator(s) in connection with winding up the Partnership, all other losses or liabilities of the Partnership incurred in accordance with the terms of this Agreement and reasonable compensation for the services of the liquidator(s) shall be borne by the Partnership; provided, however, if the liquidator is the General Partner, the General Partner shall receive no compensation for his services. The liquidator(s) shall make final liquidating distributions from the Partnership before the later of (i) the end of the Partnership's fiscal year in which the date of the liquidation of the Partnership occurs, or (ii) 90 days after the date of the liquidation of the Partnership. For this purpose, (x) the date of the liquidation of the Partnership shall mean the date on which the Partnership has ceased to be a going concern; and (y) the Partnership shall not be deemed to have ceased to be a going concern until the Fund has sold, distributed or otherwise disposed of all of its investments in Fund Portfolio Companies and the Partnership has sold, distributed or otherwise disposed of substantially all of the securities of Fund Portfolio Companies distributed to it by the Fund.

                  (f) No liquidator or any of its affiliates shall incur liability to the Partnership or to any Partner for any loss suffered by the Partnership or any Partner which arises out of any action or inaction on the part of such liquidator or any of its affiliates, provided that in any such case
(i) such liquidator acted in good faith in the reasonable belief that its cause of conduct was in, or not opposed to the best interests of, the Partnership and
(ii) such course of conduct did not constitute fraud, gross negligence or willful misconduct on the part of such liquidator or any of its affiliates.

                  (g) Neither the General Partner nor the liquidator(s) shall be personally liable for the return of capital contributions of any Partners.

                  (h) If, after the Partnership has made its final liquidating distribution, any Partner's Capital Account is negative, then such Partner shall pay to the Partnership in cash the amount by which such Partner's Capital Account is negative; provided, however, that such payment shall be made only to the extent required to meet payment and distribution obligations pursuant to the last sentence of this Paragraph 12(h). The Partners shall use their best efforts to make any such payments promptly and in any event in conformity with the timing requirements of Treasury Regulations Section 1.704-1(b)(2)(ii)(g). Amounts paid by the Partners pursuant to this Paragraph 12(h) shall be paid to creditors of the Partnership (including any Partners who are creditors of the Partnership), paid to the Fund pursuant to the Fund Agreement or distributed to Partners with positive balances in their Capital Accounts in proportion to such balances.

         13. Limitation on Assignability of Partners' Interests. The prior written consent of the General Partner, which may be granted or withheld in its sole and absolute discretion, shall be required for the assignment, pledge, mortgage, hypothecation, sale or other disposition or encumbrance (collectively, "Transfer") of all or any part of a Partner's interest in the Partnership. The General Partner shall not cause or permit interests in the Partnership to become "traded on an established securities market", and shall withhold its consent to any Transfer that, to the General Partner's knowledge after reasonable inquiry, would otherwise be accomplished by a trade on a "secondary market (or the substantial equivalent thereof)", in each case within the meaning of Section 7704 of the Code and any regulations promulgated thereunder that are in effect at the time of the proposed Transfer. Upon the admission of a transferee of a Partnership interest as a substituted Partner (for which the prior written consent of the General Partner shall be required), or upon the Transfer of all or any part of a Partner's interest in the Partnership to another Partner, the Contributions Account, Capital Account and Percentage Interest of the transferor shall become or shall be added to the Contributions Account, Capital Account and

Percentage Interest of the transferee, to the extent of the interest transferred. In the event of a Transfer of a Partner's entire interest (as of the time of such Transfer) in the Partnership which results in such Partner ceasing to be a Partner of the Partnership, or in the event of a Transfer of less than all of a Partner's entire interest (as of the time of such transfer) in the Partnership, each transferee shall be deemed, for purposes of the definition of "Restoration Amount" in Paragraph 7(a)(4), to have received all distributions previously received from the Partnership by the transferor with respect to the interest transferred to such transferee. Except in accordance with the provisions of this Paragraph 13, each Partner agrees with all other Partners that he will not make any Transfer of all or any part of his interest in the Partnership. Any attempted Transfer of a Partner's interest without compliance with this Agreement shall be void. Every Transfer shall be subject to all of the terms, conditions, restrictions and obligations of this Agreement.

         14. Withdrawal of Partnership Interests. No Partner shall have the right to withdraw his capital or profits from the Partnership.

         15. Indemnification. Each Partner, liquidator for the Partnership and officer, director, employee, stockholder, committee member, agent and controlling partner of the General Partner (herein referred to collectively as "Indemnified Parties" and singly as an "Indemnified Party") shall be indemnified by the Partnership (to the extent such party has not been indemnified by any other person or entity) against any loss, judgment, liability, expense and/or amount paid in settlement of any claim (provided that, in the case of a settlement of any claim, the General Partner has approved the terms thereof) incurred by or imposed upon him in connection with any action, suit or proceeding (including any proceeding before any administrative or legislative body or agency), to which he may be made a party or otherwise involved or with which he shall be threatened, by reason of his being a Partner, a liquidator for the Partnership, or an officer, director, employee, stockholder, committee member, agent or controlling person of the General Partner or any organization in which the Partnership or the Fund owns or owned an interest or of which the Partnership or the Fund is or was a creditor, which organization he serves or has served as an officer, director, employee or agent at the request of the Partnership or the Fund

(whether or not he continues to be a Partner, liquidator, or officer, director, employee, stockholder, committee member, agent or controlling person of the General Partner or of such organization at the time such action, suit or proceeding is brought or threatened), except to the extent any such loss, judgment, liability, expense and/or amount paid in settlement of any claim was the result of fraud, willful misconduct or gross negligence on the part of the Indemnified Party, and provided further that in the case of an officer, director, employee, stockholder, committee member, agent or controlling person of the General Partner or such other organization, the action, suit or proceeding related directly or indirectly to the affairs of the Partnership. Any indemnification shall be provided solely from the net assets of the Partnership and no Partner shall be liable personally therefor. The foregoing right of indemnification shall be in addition to any rights to which the Indemnified Party may otherwise be entitled and shall inure to the benefit of the executors, administrators, personal representatives, successors or assigns of each such person. The Partnership may pay the expenses incurred by the Indemnified Party in investigating or defending any such action, suit or proceeding in advance of the final disposition thereof, upon receipt of an undertaking by such Indemnified Party to repay such payment if he shall be determined not to be entitled to indemnification therefor as provided herein.

         16. Fiscal Year; Records and Reports; Accounting Method; Organizational Expenses.

                  (a) Except as may otherwise be required by the Code, the fiscal year and the taxable year of the Partnership shall each be the calendar year.

                  (b) At all times the General Partner shall cause to be kept proper and complete books of account in accordance with generally accepted accounting principles consistently applied, in which shall be entered fully and accurately the transactions of the Partnership. Such books of account (which shall be kept on the accrual method of accounting), together with an executed copy of this Agreement (as the same may be amended from time to time) and the Certificate of Limited Partnership, shall at all times be maintained at the principal office of the Partnership and shall be open to inspection by the Partners or their duly authorized representatives. At any time while the Partnership continues and until its affairs have been wound up (but only during reasonable business hours), each Partner (or the designee thereof) may fully examine and audit the Partnership's books, records, accounts and assets, including bank balances, and may make, or cause to be made, any examination or audit at such Partner's expense.

                  (c) The General Partner shall use its best efforts to transmit to each Partner as soon as reasonably practicable after the close of each fiscal year, the financial statements of the Partnership for such fiscal year. Such financial statements shall include statements of assets and liabilities, net assets represented by Partners' capital, operations, changes in net assets, cash flows and changes in each Partner's capital. The General Partner shall also use its best efforts to transmit to each Partner as soon as reasonably practicable after the close of each fiscal year, a report indicating such Partner's share of all items of income or gain, expense, loss or other deduction and tax credit of the Partnership for such year for federal income tax purposes and such additional information as he may reasonably request to enable him to complete his tax returns or to fulfill any other reporting requirements.

                  (d) The Partnership shall use the accrual method of accounting for federal income tax purposes.

                  (e) The organizational expenses of the Partnership shall be amortized over a 60-month period for tax purposes.

         17. Amendment. Except as otherwise provided in this Agreement, the terms and provisions of this Agreement may be waived, modified or amended only with the written consent of the General Partner. No amendment shall, however,
(a) increase the Subscription of any Partner under this Agreement without the consent of such Partner; provided, however, that if the Partnership's commitment to contribute capital to the Fund is increased pursuant to Paragraph 6(c) of the Fund Agreement, the General Partner may increase the Subscriptions of all Partners on a pro rata basis by the aggregate amount by which the Partnership's commitment to contribute capital to the Fund was so increased, (b) dilute the relative interest of any Partner in the allocation of Partnership Net Realized Gain or Loss, Fund Net Realized Gain or Loss, Deemed

Gain or Loss, Fund Deemed Gain or Loss or distributions without the written consent of such Partner, except such dilution as may result from (i) additional Subscriptions by any Partner or Partners, (ii) the admission of additional Class B or Class C Limited Partners, or (iii) the operation of the other provisions of this Agreement, (c) amend this Paragraph 17 without the written consent of each Partner, or (d) increase the obligations under Paragraph 4(c) with respect to any Limited Partner named therein or subject any other Limited Partner to the provisions of Paragraph 4(c), without the prior written consent of such Limited Partner.

         18.      General Provisions.

                  (a) Notices. Except where otherwise specifically provided in this Agreement, all notices, requests, consents, approvals and statements shall be in writing and shall be deemed to have been properly given by personal delivery or if mailed from within the United States by first class U.S. Mail, postage prepaid, or if sent by telecopy or e-mail, addressed in each case, if to the Partnership, at 36 Crosby Drive, Bedford, MA 01730; Attn: Administrator; telecopy: (781) 301-5420; e-mail: chargreaves@rsasecurity.com, with a copy to RSA Security Inc., 36 Crosby Drive, Bedford, MA 01730, Attn: Legal Department, telecopy: (781) 301-5590, e-mail: mseif@rsasecurity.com, and if to any Partner, to the address set forth in Schedule A or in the instrument pursuant to which he became a Partner or, in each case, to such other address or addresses as the addressee may have specified by written notice as aforesaid to the other parties.

                  (b)      Power of Attorney.

                           (i) Each of the Partners hereby constitutes and appoints the General Partner as its attorney to make, execute, sign and acknowledge and, if necessary, file (A) the Certificate of Limited Partnership, including any required amendment thereto; (B) any amendment to this Agreement that does not require, under the terms of this Agreement, the approval of all the Partners, provided that Partners holding the interest in the Partnership specified in this Agreement as being required for such amendment have signed or otherwise approved such amendment and all other required signatures and approvals have been obtained; (C) any other instrument, certificate or document required from time to time to admit a Partner, to effect his substitution as a Partner, to effect the substitution of the Partner's assignee as a Partner, or to reflect any action of the Partners provided for in this Agreement; and (D) any other instrument, certificate or document as may be required or appropriate under the laws, regulations or procedures of the United States, any state or any governmental entity in any jurisdiction in which the Partnership is doing or intends to do business, provided all such instruments, certificates and other documents referred to in clauses (A), (B), (C) and (D) above are in accordance with the terms of this Agreement as then in effect. Copies of all such instruments, certificates and other documents shall be sent to all Partners.

                           (ii) Each of the Partners is aware that the terms of this Agreement permit certain amendments to the Certificate of Limited Partnership and this Agreement to be effected and certain other actions to be taken by or with respect to the Partnership, in each case with the approval or by the vote of less than all the Partners. If, as and when (A) an amendment of the Certificate of Limited Partnership or this Agreement is proposed or an action is proposed to be taken by or with respect to the Partnership which does not require, under the terms of this Agreement, the approval of all of the Partners, (B) Partners holding the interest in the Partnership specified in this Agreement as being required for such amendment or action have approved such amendment or action in the manner contemplated by this Agreement, and
         (C) a Partner has failed or refused to approve such amendment or action (hereinafter referred to as a non-consenting Partner), each non-consenting Partner agrees that the special attorney specified above, with full power of substitution, is hereby authorized and empowered to execute, acknowledge, make, swear to, verify, deliver, record, file and/or publish, for and on behalf of such non-consenting Partner, and in his name, place and stead, any and all instruments and documents which may be necessary or appropriate to permit such amendment to be lawfully made or action lawfully taken. Each Partner is fully aware that he and each other Partner have executed this special power of attorney, and that each Partner will rely on the effectiveness of such powers with a view to the orderly administration of the Partnership's affairs.

                           (iii) The foregoing grant of authority (A) is a special power of attorney coupled with an interest in favor of the General Partner and as such shall be irrevocable and shall survive the death or incompetence (or, in the case of a Partner that is a corporation, association, partnership, limited liability company or trust, shall survive the merger, dissolution or other termination of the existence) of the Partner and (B) shall survive the assignment by the Partner of the whole or any portion of his interest, except that where the assignee of the whole thereof has furnished a power of attorney, this power of attorney shall survive such assignment for the sole purpose of enabling the General Partner to execute, acknowledge and file any instrument necessary to effect such substitution and shall thereafter terminate.

                  (c) Additional Documents. Each Partner hereby agrees to execute all certificates, counterparts, amendments, instruments or documents that may be required by laws of the various states or other jurisdictions in which the Partnership does business, to conform with the laws of such states or other jurisdictions governing limited partnerships.

                  (d) Binding on Successors. This agreement shall be binding upon and it shall inure to the benefit of the respective heirs, successors, permitted assigns and legal representatives of the parties hereto.

                  (e) Counterparts. This Agreement or any amendment hereto may be signed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one Agreement (or amendment, as the case may be).

                  (f) Voting. Whenever action is required or permitted by this Agreement to be taken by a specified percentage in interest of a designated class or group of Limited Partners, such action shall be deemed to be valid if taken upon written vote or written consent by those Limited Partners whose Percentage Interests represent at that time the specified percentage of the Percentage Interests of all members of such designated class or group (excluding for purposes of such calculation any defaulting Class B or Class C Limited Partners who have lost their right to vote or take other action pursuant to the second paragraph of Paragraph 5(b)). Any vote or other action required or permitted to be taken by this Agreement may be taken by written consent signed by not less than the requisite percentage in interest determined as aforesaid of parties required or permitted to take such vote or other action.

                  (g) Applicable Law. Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed under the laws of the State of Delaware and, without limitation thereof, that the Delaware Act as now adopted or as may be hereafter amended shall govern the partnership aspects of this Agreement. References in this Agreement to sections of the Code or the Delaware Act shall be deemed to refer to such sections as they may be amended after the date of this Agreement.

                  (h) Securities Act Matters. Each Partner understands that in addition to the restrictions on transfer contained in this Agreement, he must bear the economic risks of his investment for an indefinite period because the Partnership interests have not been registered under the Securities Act and, therefore, may not be sold or otherwise transferred unless they are registered under the Securities Act or an exemption from such registration is available and such restrictions on transfer are complied with. Each Partner agrees with all other Partners that he will not sell or otherwise transfer his interest in the Partnership unless such interest has been so registered or in the opinion of counsel for the Partnership, or of other counsel reasonably satisfactory to the Partnership, such an exemption is available, and such restrictions on transfer are complied with.

                  (i) Tax Matters Partner; Tax Elections. The "tax matters partner" (as defined in Section 6231 of the Code) of the Partnership shall be the General Partner (the "Tax Matters Partner"). The General Partner shall receive no compensation from the Partnership for its services in that capacity, but all expenses incurred by the Tax Matters Partner (including professional fees for such accountants, attorneys and agents as the General Partner in its discretion determines are necessary to or useful in the performance of its duties in that capacity) shall be borne by the Partnership. The General Partner shall have the power to make all elections for the Partnership that are permitted under tax or other applicable laws, including an election under
Section 754 of the Code.

                  (j) Contract Construction. Where the context of this Agreement so requires, use of masculine gender pronouns shall be deemed to mean or include the feminine or neuter gender and use of singular pronouns shall be deemed to mean or include the plural, and vice versa. All references in this Agreement to "days" mean calendar days.

         19.      Definitions.

                  (a) The respective Paragraphs or other locations in which certain capitalized terms used in this Agreement are defined are set forth below opposite each term:

                  Term                                                                   Paragraph Reference
                  ----                                                                   -------------------
                  Agreement                                                                 Preamble
                  Capital Account                                                           6(b)
                  Cause                                                                     11(c)
                  Certificate of Limited Partnership                                        3(c)
                  Change in Control                                                         19(b)
                  Class A Limited Partner                                                   Preamble
                  Class B Limited Partner                                                   Preamble
                  Class C Limited Partner                                                   Preamble
                  Code                                                                      3(e)
                  Contributions Account                                                     6(a)
                  Cost                                                                      7(a)(4)
                  Deemed Gain or Loss                                                       7(a)(3)
                  Delaware Act                                                              Preamble
                  Fund                                                                      2

                  Fund Agreement                                                            2
                  Fund Deemed Gain or Loss                                                  7(d)(1)
                  Fund Net Realized Gain or Loss                                            7(a)(2)
                  Fund Portfolio Company                                                    7(a)(4)
                  General Partner                                                           Preamble
                  Good Reason                                                               11(a)
                  Indemnified Party                                                         15
                  Limited Partner                                                           Preamble
                  Named Firm                                                                4(c)
                  Partnership Net Realized Gain or Loss                                     7(a)(1)
                  Partner                                                                   Preamble
                  Partnership                                                               Preamble
                  Partnership Tax Distribution                                              8(a)(i)
                  Percentage Interest                                                       3(a)
                  Regulatory Allocations                                                    7(e)(3)
                  Restoration Amount                                                        7(a)(5)
                  Retired Limited Partner                                                   11(e)
                  RSA                                                                       11(a)
                  Securities Act                                                            9(c)
                  Subscription                                                              5(a)
                  Tax Matters Partner                                                       18(i)
                  Transfer                                                                  13

                  (b) In addition to the definitions set forth throughout this Agreement, the term "Change in Control" shall mean the first to occur, after the date hereof, of any of the following:

                           (i) any consolidation or merger of RSA where the stockholders of RSA, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, shares of capital stock of RSA representing in the aggregate a majority of the combined voting power of the securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any);

                           (ii) (A) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of RSA to a third party unaffiliated with RSA or (B) the approval by stockholders of RSA of any plan or proposal for the liquidation or dissolution of RSA; or

                           (iii) any stockholder of RSA shall beneficially own, directly or indirectly, shares of capital stock of RSA representing in the aggregate a majority of the combined voting power of the securities of RSA.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

                                                     GENERAL PARTNER

                                             RSA VENTURES, INC.


                                             By:  /s/Charles R. Stuckey, Jr.
                                                  ------------------------------
                                                  Name:  Charles R. Stuckey, Jr.
                                                  Title: President


                                             CLASS A LIMITED PARTNER

                                             RSA SECURITY INC.


                                             By:  /s/Arthur W. Coviello, Jr.
                                                 ------------------------------
                                                 Name:  Arthur W. Coviello, Jr.
                                                 Title: President and CEO


                                             CLASS B LIMITED PARTNERS


                                             /s/Barry Rosenbaum
                                             ----------------------------------
                                             Barry Rosenbaum


                                             /s/Charles R. Stuckey, Jr.
                                             ----------------------------------
                                             Charles R. Stuckey, Jr.


                                             /s/Fergal Mullen
                                             ----------------------------------
                                             Fergal Mullen


                                             /s/David Clark
                                             ----------------------------------
                                             David Clark

                                             CLASS C LIMITED PARTNERS


                                             /s/James Horn
                                             ----------------------------------
                                             James Horn

                                             /s/Bradley H. Taylor
                                             ----------------------------------
                                             Bradley H. Taylor

                                             /s/James Sims
                                             ----------------------------------
                                             James Sims

                                   SCHEDULE A

                                                                                            PERCENTAGE
PARTNERS                                                         SUBSCRIPTION                INTEREST
--------                                                         ------------                --------
GENERAL PARTNER
                                                                        $10,050                          1.00%
RSA Ventures, Inc.
36 Crosby Drive
Bedford, MA 01730
Attn:  Administrator
Telecopy:  (781) 301-5420
E-mail: chargreaves@rsasecurity.com

with a copy to:

RSA Security Inc.
36 Crosby Drive
Bedford, MA 01730
Attn:  Legal Department
Telecopy:  (781) 301-5590
E-mail: mseif@rsasecurity.com


CLASS A LIMITED PARTNER
                                                                       $490,202                        38.75%*
RSA Security Inc.
36 Crosby Drive
Bedford, MA 01730
Attn:  Treasurer
Telecopy:  (781) 301-5590
E-mail: jsprague@rsasecurity.com

with a copy to:

RSA Security Inc.
36 Crosby Drive
Bedford, MA 01730
Attn:  Legal Department
Telecopy:  (781) 301-5590
E-mail: mseif@rsasecurity.com

CLASS B LIMITED PARTNERS

Barry Rosenbaum                                                        $201,005                         20.00%
490 W. Oceanview Avenue
Del Mar, CA 92014
Telecopy:  (858) 720-8475
E-mail: brosenbaum@rsasecurity.com

Charles R. Stuckey, Jr.                                                 $62,814                          6.25%
RSA Security
36 Crosby Drive
Bedford, MA 01730
Telecopy:  (781) 301-5420
E-mail: cstuckey@rsasecurity.com

Fergal Mullen                                                          $125,628                         12.50%
RSA Ventures
Rue du Rhone 14
CH-1204 Geneva
Telecopy:  41-22-819-199
E-mail: fmullen@rsasecurity.com

David Clark                                                             $50,000                         15.00%
315 Vicente Street
San Francisco, CA 94127
Telecopy: (415) 664-3128
E-mail: dfclark@yahoo.com

CLASS C LIMITED PARTNERS

James Horn                                                              $15,075                          1.50%
336 Edgewood Road
Redwood City, CA 94062
Telecopy:  (650) 261-9119
E-mail: james@thehorns.com

Bradley H. Taylor                                                       $12,563                          1.25%
21 Rochelle
Newport Coast, CA 92657
Telecopy: (949) 852-6985
E-mail: btaylor@rsasecurity.com

James K. Sims                                                           $37,688                          3.75%
GEN3 Partners
Ten Post Office Square, 9th Floor
Boston, MA 02109
Telecopy: (617) 728-7599


                                            TOTAL:                   $1,005,025                           100%
                                                                     ==========                           ====

* Includes 4.75% Percentage Interest which may be reallocated to additional partners of the Partnership pursuant to Paragraph 5(e) of the Agreement


                                     - 3 -